Exhibit 99.1
Investor Contact:
Lauren Morris
513.579.9911 x11994
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Julie Hopkins
513.579.9911 x12627
j.hopkins@medpace.com
Medpace Holdings, Inc. Reports Third Quarter 2022 Results
•Revenue of $383.7 million in the third quarter of 2022 increased 29.8% from revenue of $295.6 million for the comparable prior-year period, representing a backlog conversion rate of 17.7%.
•Net new business awards were $470.9 million in the third quarter of 2022, representing an increase of 15.4% from net new business awards of $408.0 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.23x.
•Third quarter of 2022 GAAP net income was $66.0 million, or $2.05 per diluted share, versus GAAP net income of $48.6 million, or $1.29 per diluted share, for the comparable prior-year period. Net income margin was 17.2% and 16.4% for the third quarter of 2022 and 2021, respectively.
•EBITDA was $89.3 million for the third quarter of 2022, an increase of 48.5% from EBITDA of $60.1 million for the comparable prior-year period, resulting in an EBITDA margin of 23.3%.
CINCINNATI, OHIO, October 24, 2022-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2022.
Third Quarter 2022 Financial Results
Revenue for the three months ended September 30, 2022 increased 29.8% to $383.7 million, compared to $295.6 million for the comparable prior-year period. On a constant currency organic basis, revenue for the third quarter of 2022 increased 31.9% compared to the third quarter of 2021.
Backlog as of September 30, 2022 increased 20.9% to $2.2 billion from $1.8 billion as of September 30, 2021. Net new business awards were $470.9 million, representing a net book-to-bill ratio of 1.23x for the third quarter of 2022, as compared to $408.0 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the third quarter of 2022, total direct costs were $264.7 million, compared to total direct costs of $208.5 million in the third quarter of 2021. Selling, general and administrative (SG&A) expenses were $35.4 million in the third quarter of 2022, compared to SG&A expenses of $28.0 million in the third quarter of 2021.
GAAP net income for the third quarter of 2022 was $66.0 million, or $2.05 per diluted share, versus GAAP net income of $48.6 million, or $1.29 per diluted share, for the third quarter of 2021. This resulted in a net income margin of 17.2% and 16.4% for the third quarter of 2022 and 2021, respectively.
EBITDA for the third quarter of 2022 increased 48.5% to $89.3 million, or 23.3% of revenue, compared to $60.1 million, or 20.3% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the third quarter of 2022 increased 41.5% from the third quarter of 2021.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Year-to-Date 2022 Financial Results
Revenue for the nine months ended September 30, 2022 was $1,065.9 million, and increased 27.8% on a reported basis and 29.3% on a constant currency organic basis from the comparable prior-year period. Year-to-date GAAP net income was $176.7 million, or $5.18 per diluted share, compared to $131.8 million, or $3.49 per diluted share, for the comparable prior-year period. Year-to-date EBITDA was $227.7 million, or 21.4% of revenue, and increased 40.9% on a reported basis and 35.7% on a constant currency organic basis from the comparable prior-year period.

Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $31.0 million at September 30, 2022, and the Company generated $108.5 million in cash flow from operating activities during the third quarter of 2022. The Company paid $110.0 million against the credit facility during the third quarter of 2022. Short-term debt was $139.7 million at September 30, 2022.

Additionally, on October 21, 2022, the Company’s Board of Directors authorized share repurchases of up to $500.0 million of the Company’s common stock in the open market or negotiated transactions, at the discretion of the Company’s management. The extent and timing of repurchases depends on market conditions, applicable regulatory requirements, and other considerations. The share repurchase authorization does not obligate the Company to acquire any minimum amount of common stock and any program may be modified, limited, extended, suspended or terminated at any time at the Company’s discretion. The Company currently expects that any repurchases under the program would be made in compliance with the SEC’s Rules 10b-5 and 10b-18.
2022 Financial Guidance
The Company forecasts 2022 revenue in the range of $1.440 billion to $1.460 billion, representing growth of 26.1% to 27.8% over 2021 revenue of $1.142 billion. GAAP net income for full year 2022 is forecasted in the range of $232.0 million to $236.0 million. Additionally, full year 2022 EBITDA is expected in the range of $302.0 million to $310.0 million. Based on forecasted 2022 revenue of $1.440 billion to $1.460 billion and GAAP net income of $232.0 million to $236.0 million, diluted earnings per share (GAAP) is forecasted in the range of $6.88 to $7.00. This guidance assumes a full year 2022 tax rate of 16.0% to 17.0%, 33.7 million diluted weighted-average shares outstanding for 2022, and foreign exchange rates as of September 30, 2022. This does not reflect the potential impact of any share repurchases the Company may make after September 30, 2022.
2023 Financial Guidance

The Company forecasts 2023 revenue in the range of $1.680 billion to $1.740 billion. Full year 2023 EBITDA is expected in the range of $325.0 million to $350.0 million.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, October 25, 2022, to discuss its third quarter 2022 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.
About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 5,000 people across 40 countries as of September 30, 2022.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results, the anticipated impacts of the coronavirus COVID-19 pandemic and international risks including the conflict involving Russia, Ukraine and surrounding countries, respectively, on our business, and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.
These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; the impact of industry-wide reputational harm to CROs; and the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU.
These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, net	$383,744	$295,567	$1,065,898	$833,825
Operating expenses:
Direct service costs, excluding depreciation and amortization	136,648	112,540	394,200	322,160
Reimbursed out-of-pocket expenses	128,062	95,934	354,991	271,494
Total direct costs	264,710	208,474	749,191	593,654
Selling, general and administrative	35,418	28,046	97,999	80,757
Depreciation	4,951	4,056	13,928	11,819
Amortization	838	1,278	2,514	3,835
Total operating expenses	305,917	241,854	863,632	690,065
Income from operations	77,827	53,713	202,266	143,760
Other income, net:
Miscellaneous income, net	5,649	1,064	9,027	2,253
Interest expense, net	(1,584)	(41)	(2,078)	(82)
Total other income, net	4,065	1,023	6,949	2,171
Income before income taxes	81,892	54,736	209,215	145,931
Income tax provision	15,865	6,162	32,517	14,117
Net income	$66,027	$48,574	$176,698	$131,814
Net income per share attributable to common shareholders:
Basic	$2.13	$1.35	$5.39	$3.67
Diluted	$2.05	$1.29	$5.18	$3.49
Weighted average common shares outstanding:
Basic	31,009	35,816	32,791	35,822
Diluted	32,253	37,519	34,098	37,641

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As of
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$31,007	$461,304
Accounts receivable and unbilled, net	249,086	186,432
Prepaid expenses and other current assets	57,648	43,176
Total current assets	337,741	690,912
Property and equipment, net	104,719	93,153
Operating lease right-of-use assets	139,071	129,558
Goodwill	662,396	662,396
Intangible assets, net	38,846	41,360
Deferred income taxes	27,023	25,134
Other assets	18,629	17,422
Total assets	$1,328,425	$1,659,935
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,245	$25,678
Accrued expenses	204,117	159,286
Advanced billings	417,927	344,641
Short-term debt	139,700	—
Other current liabilities	30,879	27,612
Total current liabilities	820,868	557,217
Operating lease liabilities	139,203	130,965
Deferred income tax liability	911	1,080
Other long-term liabilities	17,558	17,745
Total liabilities	978,540	707,007
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2022 and December 31, 2021, respectively; 31,098,397 and 36,006,778 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	309	360
Treasury stock - 81,573 and 180,000 shares at September 30, 2022 and December 31, 2021, respectively	(14,243)	(5,427)
Additional paid-in capital	759,986	727,857
(Accumulated deficit) Retained earnings	(380,115)	234,984
Accumulated other comprehensive loss	(16,052)	(4,846)
Total shareholders’ equity	349,885	952,928
Total liabilities and shareholders’ equity	$1,328,425	$1,659,935

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$176,698	$131,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,928	11,819
Amortization	2,514	3,835
Stock-based compensation expense	15,819	10,488
Noncash lease expense	13,460	11,878
Deferred income tax (benefit) provision	(2,126)	3,299
Amortization and adjustment of deferred credit	(465)	(501)
Other	115	213
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(62,438)	(25,046)
Prepaid expenses and other current assets	(17,397)	(22,049)
Accounts payable	770	2,150
Accrued expenses	47,848	24,691
Advanced billings	73,286	48,184
Lease liabilities	(11,134)	(11,335)
Other assets and liabilities, net	488	2,993
Net cash provided by operating activities	251,366	192,433
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(27,636)	(19,155)
Other	(1,886)	(3,093)
Net cash used in investing activities	(29,522)	(22,248)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	16,313	15,212
Repurchases of common stock	(800,667)	(62,096)
Proceeds from revolving loan	299,200	—
Payments on revolving loan	(159,500)	—
Net cash used in financing activities	(644,654)	(46,884)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(7,487)	(2,680)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(430,297)	120,621
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	461,304	277,766
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$31,007	$398,387

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$66,027	$48,574	$176,698	$131,814
Interest expense, net	1,584	41	2,078	82
Income tax provision	15,865	6,162	32,517	14,117
Depreciation	4,951	4,056	13,928	11,819
Amortization	838	1,278	2,514	3,835
EBITDA (Non-GAAP)	$89,265	$60,111	$227,735	$161,667
Net income margin (GAAP)	17.2%	16.4%	16.6%	15.8%
EBITDA margin (Non-GAAP)	23.3%	20.3%	21.4%	19.4%
FY 2022 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2022
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$232.0	$236.0	$6.88	$7.00
Income tax provision	44.3	48.3
Interest expense, net	3.3	3.3
Depreciation	19.0	19.0
Amortization	3.4	3.4
EBITDA (Non-GAAP)	$302.0	$310.0